Exhibit 4.1

CALIFORNIA RESOURCES CORPORATION,

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of October 1, 2014

5% Senior Notes due 2020

5½% Senior Notes due 2021

6% Senior Notes due 2024

CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	12.03
(c)	12.03
313(a)	7.06(a)
(b)(1)	N.A.
(b)(2)	7.06(a)
(c)	7.06(a), 12.02
(d)	7.06(b)
314(a)(4)	12.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	12.15(d)
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	12.11

N.A.  means not applicable.

* This Cross-Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Certificate of Transfer
Exhibit B-2	Form of Certificate of Transfer for Institutional Accredited Investors
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Guarantor Supplemental Indenture

v

INDENTURE (this “Indenture”), dated as of October 1, 2014, among California Resources Corporation, a Delaware corporation (the “Company”), the Guarantors named on the signature pages hereto (the “Initial Guarantors”) and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

The Company, the Initial Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes (as defined below), which are being issued in three separate series, one series consisting of the 5% Senior Notes due 2020 (the “2020 Notes”), one series consisting of the 5½% Senior Notes due 2021 (the “2021 Notes”) and one series consisting of the 6% Senior Notes due 2024 (the “2024 Notes”), as in this Indenture provided:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.            Definitions.

“144A Global Note” means one or more global notes each evidencing all or part of a series of Notes, each substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee for such series, that collectively shall be initially issued in a denomination equal to the outstanding principal amount of the Notes of such series sold in reliance on Rule 144A.

“2020 Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means (i) all Initial Notes of such series, (ii) all Exchange Notes of such series that are issued and exchanged for the Initial Notes of such series and (iii) all Additional Notes of such series issued hereunder and Exchange Notes of such series that are issued and exchanged for such Additional Notes, all of which shall be treated as a single series.

“2021 Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means (i) all Initial Notes of such series, (ii) all Exchange Notes of such series that are issued and exchanged for the Initial Notes of such series and (iii) all Additional Notes of such series issued hereunder and Exchange Notes of such series that are issued and exchanged for such Additional Notes, all of which shall be treated as a single series.

“2024 Notes” has the meaning stated in the second paragraph of this Indenture and more particularly means (i) all Initial Notes of such series, (ii) all Exchange Notes of such series that are issued and exchanged for the Initial Notes of such series and (iii) all Additional Notes of such series issued hereunder and Exchange Notes of such series that are issued and exchanged for such Additional Notes, all of which shall be treated as a single series.

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.  Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary, as the case may be.

“Additional Interest” means any additional interest payable pursuant to a Registration Rights Agreement.

“Additional Notes” means any further Notes of any series (other than (i) the Initial Notes of such series issued on the date of this Indenture and (ii) any Exchange Notes of such series issued in exchange for such Initial Notes) issued under this Indenture in accordance with the terms of this Indenture, including Sections 2.01(f), 2.02 and 2.16, as part of the same series as the Initial Notes of such series issued on the date of this Indenture, ranking equally with those Initial Notes and having identical terms to the Initial Notes of such series (in all respects other than (a) the date of issuance, (b) the issue price, (c) rights under a related Registration Rights Agreement, if any, (d) at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes, and (e) the first payment of interest following the issue date of such Additional Notes), subject to compliance with Article Two.  The Initial Notes of a series, any Additional Notes of such series subsequently issued under this Indenture and all Exchange Notes of such series issued in exchange therefor shall be treated as a single series of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(i)                                  the sum of:

(a)                               discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes (“pre-tax”), as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are then available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions (or understandings thereof) or other factors which would, in accordance with standard industry practice, cause such revisions, in each case on a pre-tax basis calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report) increased by the accretion of the discount from the date of the reserve report to the date of determination and the effect to proved reserves and future net revenues from estimated development cost incurred, and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions (or understandings thereof) or other factors which would, in accordance with standard industry practice, cause such revisions, in each case on a pre-tax basis calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, plus

(b)                              the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(c)                               the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(d)                             the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial consolidated statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal of such assets if no such appraisal has been performed), plus

(e)                               any net gas balancing assets of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly consolidated financial statements,

minus (ii) the sum of:

(a)                               minority interests, plus

(b)                              any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly consolidated financial statements (to the extent not deducted in calculating Net Working Capital in accordance with clause (i)(c) of this definition), plus

(c)                               to the extent included in (i)(a) above, the discounted future net revenues, calculated on a pre-tax basis in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), plus

(d)                             the discounted future net revenues, calculated on a pre-tax basis in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of, or for beneficial interests in, any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all such shares that such “person” has the right to acquire, whether such right is exercisable immediately or only after the passage of time.  The term “Beneficial Ownership” shall have a corresponding meaning.

“Board of Directors” means, with respect to any Person, the board of directors or other governing body of such Person or any committee thereof duly authorized to act on behalf of such board of directors or such other governing body.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks and trust companies in The City of New York or any other place of payment with respect to the Notes are not required by law or executive order to be open.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), joint venture interests, limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than, prior to the completion of the Spin-Off Distribution, Occidental or any Subsidiary or Affiliate thereof, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares), other than any such transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving Person or any parent thereof that collectively represents at least 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person or such parent immediately following such transaction;

(2) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person other than the Company or a Subsidiary; or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any Restricted Subsidiary solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.  None of the Spin-Off or the Transactions (each as defined in the Offering Memorandum) will constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Company” means California Resources Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company. With respect to presentation and registration of transfer or for exchange of Notes such address shall be 608 North 2nd Avenue South, 12th Floor, Minneapolis, Minnesota 55402.

“Credit Agreement” means the Credit Agreement dated September 24, 2014, among the Company, the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, a swingline lender and a letter of credit issuer, and the lenders party thereto from time to time, as such agreement, in whole or in part, in one or more instances, may thereafter be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Credit Facility” means, one or more debt facilities (including, without limitation, the debt facilities arising pursuant to the Credit Agreement), loan agreements or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced (whether contemporaneously or otherwise) or refinanced (in each case with Credit Facilities with such lenders), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes of any series in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, unless otherwise specified by the Company with respect to any Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person specified in Section 2.04 as the Depositary with respect to such Notes, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations, appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Notes” means the Notes of any series issued in an Exchange Offer in accordance with Section 2.07(f) hereof.

“Exchange Offer” means an exchange offer that may be effected pursuant to a Registration Rights Agreement.

“Exchange Offer Registration Statement” means an Exchange Offer Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“Funded Debt” means, with regard to any Person, all Indebtedness incurred, created, assumed or guaranteed by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means a Note in global form that evidences all or part of the Notes of a series and registered in the name of the Depositary for the Notes of such series or a nominee thereof, and includes, individually and collectively, each of the Restricted Global Notes of such series and the Unrestricted Global Notes of such series, each substantially in the form of Exhibit A hereto, as appropriate, issued in accordance with Sections 2.01, 2.07(b)(iii), 2.07(b)(iv), 2.07(d)(i), 2.07(d)(ii) or 2.07(d)(iii) of this Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                              to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2)                              entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of the Company which is a guarantor of the Notes, including each of the Initial Guarantors and any other Person that is required after the Issue Date to guarantee the Notes pursuant to Section 4.08, in each case, until the Guarantee of such Guarantor is released in accordance with this Indenture or a successor replaces such Person pursuant to the applicable provisions of this Indenture (and, thereafter, means such successor).

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Registrar’s register of Notes.

“Indebtedness” means, without duplication, with respect to any Person:

(1) all obligations of such Person, including those evidenced by bonds, notes, debentures or similar instruments, for the repayment of money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); and

(2) all liabilities of others of the kind described in the preceding clause (1) that such Person has guaranteed.

Neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means Notes of a series, other than any Exchange Notes of such series and Additional Notes of such series, issued under this Indenture on the Issue Date.

“Initial Purchasers” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P.  Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, Mitsubishi UFJ Securities (USA), Inc., U.S. Bancorp Investments, Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., DNB Markets, Inc., Mizuho Securities USA Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, Banca IMI S.p.A., BNY Mellon Capital Markets, LLC, KeyBanc Capital Markets Inc. and SMBC Nikko Securities America, Inc. and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any one or more investment banks acting as an initial purchaser in connection with the issuance and sale of such Additional Notes.

“Interest Payment Date” with respect to any series of Notes, means the dates specified as such for Notes of such series.

“Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s and (2) BBB- (or the equivalent) with a stable or better outlook by S&P; or if either such entity ceases to rate Notes for reasons outside of the Company’s control, the equivalent investment grade rating from another nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company.

“Issue Date” means, with respect to the Notes, the date of original issuance of the Initial Notes under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.  References herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to, such property, upon any contractual rights relating primarily to such Property, and upon any replacements or proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Make-Whole Amount” with respect to a Note of a series means an amount equal to any excess of (i) the present value of the remaining principal and interest payments due on such Note (excluding any portion of such payments of interest accrued as of the redemption date) through the Maturity Date of such Notes, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (ii) the outstanding principal amount of such Note. Calculation of the Make-Whole Amount shall be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Make-Whole Remaining Life” means the number of years (calculated to the nearest one-twelfth) between the date of redemption and the Maturity Date applicable to the relevant series of the Notes being redeemed.

“Make-Whole Redemption Price” means the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount of such Notes.  Calculation or verification of the calculation of the Make-Whole Redemption Price is not the responsibility of the Trustee and the Trustee may conclusively rely on an Officers’ Certificate with respect thereto without investigation.

“Maturity” means, with respect to the applicable series of Notes, the date on which the principal of such series of Notes or an installment of principal becomes due and payable as provided therein or by this Indenture, whether at the applicable Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means, with respect to the applicable series of Notes, the fixed date specified pursuant to this Indenture as to such series of Notes on which the principal of such series of Notes becomes due and payable as provided therein or by this Indenture.

“MLP Subsidiary” means a Subsidiary of the Company that is a master limited partnership or limited liability company or other pass through entity, in each case having a class of equity securities that is listed for trading (or that is reasonably expected to be so listed for trading within six months) on a national securities exchange.

“Moody’s” means Moody’s Investor Services Inc., or any successor thereto, including a replacement rating agency selected by the Company as provided in the definition of Rating Agency.

“Net Working Capital” means the sum of (i) all current assets of the Company and its Restricted Subsidiaries plus (ii) the amount of borrowings available to be incurred under the Credit Agreement, less all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case (other than in respect of the amount of borrowings available referred to in the preceding clause (ii)) as set forth in consolidated financial statements of the Company prepared in accordance with GAAP; provided, however, that all of the following shall be excluded in the calculation of Net Working Capital:  (a) current assets or liabilities relating to the mark-to-market value of hedging arrangements, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means collectively any 2020 Notes, 2021 Notes and 2024 Notes authenticated and delivered under this Indenture.  For all purposes of this Indenture the term “Notes” as used in respect to a series of Notes shall include all Additional Notes of such series issued hereunder and any Exchange Notes of such series to be issued and exchanged for any Notes of such series pursuant to an applicable Registration Rights Agreement and this Indenture.

“Obligations” means, in respect to any reference to Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Occidental” means Occidental Petroleum Corporation, a Delaware corporation, or its successors.

“Offering Memorandum” means the Offering Memorandum, dated September 11, 2014 relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person and, in the case of a limited liability company, any manager of such Person, or in the case of a Person that is a partnership that has no such officers, any such officer of a general partner of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company in relation to any Officers’ Certificate delivered pursuant to Section 4.04(a) that meets the requirements of Section 12.05.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05.  Except as otherwise provided in this Indenture, the counsel may be an employee of, or counsel to, the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Lien” means:

(1) Liens existing on the Issue Date;

(2) Liens securing Indebtedness under Credit Facilities in an aggregate principal amount outstanding at any one time not to exceed $4,000.0 million;

(3) Liens securing any renewal, extension, substitution, refinancing or replacement of secured Indebtedness; provided that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced and that the Indebtedness being refinanced was not incurred under the Credit Facilities in reliance on clause (2) above;

(4) Liens on, or related to, oil and gas properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, gathering, processing, marketing or operation thereof, in each case, which are not incurred in connection with the borrowing of money;

(5) any Lien arising by reason of:

(A) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(B) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(C) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(D) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(E) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(F) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(G) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent for more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(6) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

(7) Liens in favor of the United States, any state thereof, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Funded Debt of the pollution control or industrial revenue bond type;

(8) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary and Liens on any Property at the time of (and not created in connection with, or in contemplation of) acquisition thereof by the Company or a Restricted Subsidiary; provided that such Liens do not encumber other Property of the Company or any Restricted Subsidiary;

(9) any Lien on Property to secure (i) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any Property or assets or improvements used in connection with such Property, and (ii) Indebtedness incurred by the Company or any Subsidiary to provide funds for the activities set forth in clause (i) above; provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the Property so acquired, constructed or improved and such Liens are created within 365 days of construction, acquisition or improvement of such Property and do not encumber any other Property of the Company or any Subsidiary other than such Property and assets affixed or appurtenant thereto;

(10) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(11) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(12) any Lien created by a mortgage related to a property or building that is used as the Company’s headquarters or other principal place of business;

(13) Liens on the Capital Stock of any Subsidiary other than a Restricted Subsidiary;

(14) Liens in favor of the Company or any Guarantor; or

(15) any Lien in favor of the Trustee for the benefit of the Trustee or the holders of the Notes or otherwise securing the Notes or the Subsidiary Guarantees, or liens on funds held in trust for the benefit of third parties.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, association, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means

(1) each of Moody’s and S&P; and

(2) if either of Moody’s or S&P ceases to rate a series of Notes or fails to make a rating of such series of Notes publicly available for reasons outside of the Company’s control, a

“nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement rating agency for Moody’s or S&P, or both, as the case may be.

“Rating Date” means the earlier of the date of public notice of (i) the occurrence of a Change of Control or (ii) the Company’s intention to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred with respect to a series of Notes if, no later than 30 days after the Rating Date (which period shall be extended so long as the rating of any series of Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, such Notes), each of the Rating Agencies decreases its rating of such series of Notes to a rating that is below its rating of such series of Notes on the day immediately prior to the earlier of (i) the date of the first public announcement of the possibility of a proposed transaction that would result in a Change of Control or (ii) the date that the possibility of such transaction is disclosed to either of the Rating Agencies. Notwithstanding the foregoing, if such Notes have an Investment Grade Rating by each of the Rating Agencies immediately prior to the Rating Date, then “Rating Decline” means a decrease in the ratings of such Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of such Notes by each of the Rating Agencies falls below an Investment Grade Rating no later than 30 days after the Rating Date (which 30-day period will be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, such Notes), provided, however, that the Trustee shall not have any duty to monitor any ratings.

“Registration Rights Agreement” means (i) the Registration Rights Agreement among the Company, the Initial Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein, dated as of October 1, 2014, relating to the Initial Notes, and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any registration rights agreement entered into for the benefit of the holders of such Additional Notes, if any.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, in each case, who has responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) of Regulation S.

“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not a MLP Subsidiary or a royalty trust.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto, including a replacement rating agency selected by the Company as provided in the definition of Rating Agency.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” means a Shelf Registration Statement that may be filed pursuant to a Registration Rights Agreement.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the Issue Date.

“Spin-Off Distribution” means the distribution by Occidental of shares of the Company’s Capital Stock to its shareholders.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” of a Person means:

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof; or

(2) any limited partnership of which such Person or any Subsidiary of such Person is the sole general partner or general partners; or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, owns more than 50% of the outstanding partnership or similar interests having the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Treasury Rate” means the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”), which has become publicly available at least two Business Days prior to the date of the redemption notice (or, if such Federal Reserve Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the relevant series of the Notes being redeemed; provided, however, that if the Make-Whole Remaining Life of such Notes is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation or extrapolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Remaining Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note that does not bear the Private Placement Legend.

“U.S. Government Securities” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02.            Other Definitions.

Term	Defined in
Act	Section 12.15
Authentication Order	Section 2.02
Change of Control Offer	Section 4.09
Change of Control Purchase Date	Section 4.09
Change of Control Purchase Notice	Section 4.09
Change of Control Purchase Price	Section 4.09
Covenant Defeasance	Section 8.03
DTC	Section 2.01
Event of Default	Section 6.01
Funds in Trust	Section 8.04
IAI	Section 2.01
Institutional Accredited Investor Global Note	Section 2.01
Legal Defeasance	Section 8.02
Paying Agent	Section 2.04
Payment Default	Section 6.01
Permanent Regulation S Global Note	Section 2.01(c)
Registrar	Section 2.04
Regulation S Global Note	Section 2.01(c)
Related Proceedings	Section 12.10
Specified Courts	Section 12.10
Successor	Section 5.01
Temporary Regulation S Global Note	Section 2.01(c)

Section 1.03.            Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04.            Rules of Construction.

Unless the context otherwise requires:

(i)                                  a term has the meaning assigned to it;

(ii)                              an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                          words in the singular include the plural, and in the plural include the singular;

(iv)                          references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(v)                              all references herein to “interest” include Additional Interest to the extent then owed;

(vi)                          “or” is not exclusive, and “including” means “including without limitation”, “including but not limited to” or words of similar import; and

(vii)                      the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Indenture in its entirety and not to any particular provision.

ARTICLE TWO
THE NOTES

Section 2.01.            Form and Dating.

(a)                               General.  Each series of Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes of each series shall be issued in registered, global form without interest coupons and shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in each series of Notes shall constitute, and are hereby expressly made, a part of this Indenture with respect to such series of Notes and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                              Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note of a series shall represent such of the outstanding Notes of such series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of the outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of the outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note of a series to reflect the amount of any increase or decrease in the aggregate principal amount of the outstanding Notes of such series represented thereby shall be made by the Trustee, as Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c)                               Regulation S Global Notes.  Notes offered and sold outside the United States of America in reliance on Regulation S shall be initially issued in the form of a temporary global Note substantially in the form of Annex A, including appropriate legends as set forth in Section 2.07(g)(iii) (the “Temporary Regulation S Global Notes”). Within a reasonable period after the termination of the Restricted Period, beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in a permanent global Note substantially in the form of Annex A, including appropriate the Private Placement Legend (the, “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, each a “Regulation S Global Note”). Prior to the end of the Restricted Period, interests in the Temporary Regulation S Global Note may only be transferred to Non-U.S. persons pursuant to Regulation S and to QIBs under Rule 144A in a Global Note in accordance with the transfer and certification requirements described herein.

(d)                             Institutional Accredited Investor Global Notes.  Notes of a series resold after an initial resale thereof to QIBs in reliance on Rule 144A or an initial resale thereof in reliance on Regulation S to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in the United States of America in accordance with the procedures described herein will be initially issued in the form of a permanent global Note of such series (an “Institutional Accredited Investor Global Note”) deposited with the Trustee, as Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  An Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of an Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, as hereinafter provided.

(e)                               Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” of Clearstream and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

(f)                                Additional Notes.  Notwithstanding anything else herein, with respect to any Additional Notes of a series issued subsequent to the date of this Indenture, when the context requires, (1) all references in Article Two herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, Initial Purchasers, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration

Rights Agreement entered into with respect to such Additional Notes, (4) any Additional Interest, if set forth in such Registration Rights Agreement, may be paid to the Holders of such Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes of such series originally issued under this Indenture (and Exchange Notes of such series issued in exchange therefor); provided, however, that if any Additional Notes of such series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes shall have a different CUSIP number.

Section 2.02.            Execution and Authentication.

(a)                               One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

(b)                              An authorized signer of the Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”) delivered to the Trustee from time to time, authenticate and deliver (i) 2020 Notes for original issue without limit as to the aggregate principal amount thereof, of which $1,000,000,000 will be issued on the Issue Date, (ii) 2021 Notes for original issue without limit as to the aggregate principal amount thereof, of which $1,750,000,000 will be issued on the Issue Date, and (ii) 2024 Notes for original issue without limit as to the aggregate principal amount thereof, of which $2,250,000,000 will be issued on Issue Date. The aggregate principal amount of any series of Notes which may be authenticated and delivered under this Indenture is unlimited.

(c)                               Upon receipt of an Authentication Order, an authorized signer of the Trustee shall authenticate for original issue Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $1,000,000,000 (in the case of Exchange Notes representing 2020 Notes), $1,750,000,000 (in the case of Exchange Notes representing the 2021 Notes) and $2,250,000,000 (in the case of Exchange Notes representing 2024 Notes) or Exchange Notes of a series in exchange for Additional Notes of such series; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes issued on the date hereof or Additional Notes, as the case may be, of the same series and of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.

(d)                             If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(e)                               A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(f)                                The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes of a series.  An authenticating agent may authenticate Notes of such series whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.            Methods of Receiving Payments on the Notes.

Payment of principal, or any premium or interest on Global Notes of a series shall be made in immediately available funds to the Depository’s nominee, as the registered Holder of such Global Notes.  If any Notes of such series are no longer represented by a Global Note, payments on the Definitive Notes of such series shall be made at the Corporate Trust Office of the Trustee, as Paying Agent, or by check mailed directly to Holders at their respective addresses set forth in the register of Holders or by wire transfer to an account within the U.S. designated by a Holder.  Interest paid on the interest payment date by the Paying Agent to any Holder of a Definitive Note may be by wire transfer to the owner of $5,000,000 or more to a wire transfer address within the continental United States. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date (as defined in the Notes) shall be made by the Company in immediately available funds for receipt by the Trustee no later than 11:00 a.m. New York Time on such Interest Payment Date.  Payment of principal with respect to maturity, redemption or otherwise shall be made upon presentation of the security.

Section 2.04.            Registrar and Paying Agent.

(a)                               The Company shall maintain an office or agency where Notes of each series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes of such series may be presented for payment (“Paying Agent”) which initially will be the office of the Trustee located at 608 2nd Avenue South, 12th Floor, Minneapolis, Minnesota 55402, Attention: Bondholder Communications.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)                              The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)                               The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Transfer Agent and to act as Custodian with respect to the Global Notes.

Section 2.05.            Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money.  If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.            Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07.            Transfer and Exchange.

(a)                               Transfer and Exchange of Global Notes.  A Global Note may be transferred, as a whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Definitive Notes of a series shall be issued and delivered to each person that the Depositary identifies as a beneficial owner of the related Notes of such series only if:

(i)                                  the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 90 days;

(ii)                              the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days;

(iii)                          the Company, at its option, executes and delivers to the Trustee and Registrar an Officers’ Certificate pursuant to which it elects to cause the issuance of Definitive Notes; or

(iv)                          an Event of Default with respect to the Notes of such series has occurred and is continuing and the Depositary requests that its Notes be issued in the form of Definitive Notes.

Upon the occurrence of any of the preceding events in clauses (i), (ii), (iii) or (iv) above, Definitive Notes of such series shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.07; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f) hereof.

(b)                              Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                  (A) Transfer of Beneficial Interests in the same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures.  Beneficial interests in any Unrestricted Global Note of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series.  Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(B)                           The following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Regulation S Global Note of a series or any Definitive Note of a series issued in exchange therefor prior to the expiration of the Restricted Period:

(i)                                  a transfer thereof to a QIB shall be made upon the representation of the transferee, in the form of a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof, that it is purchasing the Note of such series for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)                              a transfer thereof to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

(iii)                          a transfer thereof to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B-1 hereto, including the certifications in item (2) thereof from the transferor and, if requested by the Company or the Trustee, delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, beneficial interests in a Regulation S Global Note of such series or Definitive Notes of such series issued in exchange therefor may be transferred without requiring the certification set forth in Exhibits B-1 and B-2 or any additional certification.

(ii)                              All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in Global Notes of a series that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.07(a) hereof, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to 0 hereof.

(iii)                          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note of a series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of such series if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A)                          if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note of such series, then the transferor must deliver a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; or

(B)                           if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note of such series, then the transferor must deliver a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof.

(iv)                          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note of a series may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A)                          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                           such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)                           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)                          the Registrar receives the following:

(1)                              if the Holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of such series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                              if the Holder of such beneficial interest in a Restricted Global Note of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series, a certificate from such Holder substantially in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)                              Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                               Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in a Restricted Global Note of a series proposes to exchange such beneficial interest for a Restricted Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of such series, then, upon receipt by the Registrar of the following documentation:

(A)                          if the Holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a Restricted Definitive Note of such series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C)                           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D)                          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E)                            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F)                             if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G)                          if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cause the aggregate principal amount of the applicable Global Note of such series to be reduced accordingly pursuant to 0 hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Authentication Order a Definitive Note of such series in the appropriate principal amount.  Any Definitive Note of a series issued in exchange for a beneficial interest in a Restricted Global Note of such series pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note of a series issued in exchange for a beneficial interest in a Restricted Global Note of such series pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                              [Reserved]

(iii)                          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to Section 2.07(a) hereof, a Holder of a beneficial interest in a Restricted Global Note of a series may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series only if:

(A)                          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                           such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)                           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)                          the Registrar receives the following:

(1)                              if the Holder of such beneficial interest in a Restricted Global Note of such series proposes to exchange such beneficial interest for a Definitive Note of such series that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                              if the Holder of such beneficial interest in a Restricted Global Note of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note of such series that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to 0, the aggregate principal amount of the applicable Restricted Global Note.

(iv)                          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note of a series proposes to exchange such beneficial interest for a Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of such series, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to 0 hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Authentication Order a Definitive Note of such series in the appropriate principal amount.  Any Definitive Note of such series issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note of such series issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)                             Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note of a series proposes to exchange such Note for a beneficial interest in a Restricted Global Note of such series or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of such series, then, upon receipt by the Registrar of the following documentation:

(A)                          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of such series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(C)                           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof;

(D)                          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (3)(a) thereof;

(E)                            if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (3)(b) thereof;

(F)                             if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (3)(c) thereof; or

(G)                          if such beneficial interest is transferred to an IAI, a certificate to the effect set forth in Exhibit B-2 hereto from the proposed transferee and, if requested by the Company or Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, the Trustee shall cancel the Restricted Definitive Note of such series, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) above, the appropriate Regulation S Global Note.

(ii)                              Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note of a series may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series only if:

(A)                          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                           such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)                           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)                          the Registrar receives the following:

(1)                              if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note of such series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                              if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of such series, a certificate from such Holder substantially in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note of a series may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes pursuant to Section 2.07(i) hereof;

(iv)                          Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited.  An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)                              Issuance of Unrestricted Global Notes.  If any such exchange or transfer from a Definitive Note of a series to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                               Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes of a series and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes of such series.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note of any series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of such series if the Registrar receives the following:

(A)                          if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (1) thereof;

(B)                           if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate substantially in the form of Exhibit B-1 hereto, including the certifications in item (2) thereof; and

(C)                           if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)                              Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Note of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of such series only if:

(A)                          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)                           any such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)                           any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)                          the Registrar receives the following:

(1)                              if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note of such series, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                              if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note of such series, a certificate from such Holder substantially in the form of Exhibit B-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii)                          Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes of a series may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series.

Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes of such series pursuant to the instructions from the Holder thereof.

(f)                                Exchange Offer.  Upon the occurrence of an Exchange Offer for a series of Notes in accordance with an applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes for such series in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes for such series (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes for such series in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes for such series tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.  Any Notes of such series that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes of such series issued in connection with an Exchange Offer, shall be treated as a single series of securities under this Indenture.

(g)                              Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                  Private Placement Legend.  Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A

QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE), OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THIS SECURITY.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(ii)                              Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(iii)                          Temporary Regulation S Global Note Legend. Each Temporary Regulation S Global Note shall bear a legend in substantially the following form:

THIS SECURITY IS A TEMPORARY GLOBAL NOTE.  BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

(h)                              Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note of a series have been exchanged for Definitive Notes of such series or a particular Global Note of a series has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12.  At any time prior to such cancellation, if any beneficial interest in a Global Note of a series is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note of such series or for Definitive Notes of such series, the principal amount of Notes of such series represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                  General Provisions Relating to Transfers and Exchanges.

(i)                                  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)                              No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee, if applicable, may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.09 and 9.05).

(iii)                          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                          All Global Notes of a series and Definitive Notes of such series issued upon any registration of transfer or exchange of Global Notes of such series or Definitive Notes of such series shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes of such series or Definitive Notes of such series surrendered upon such registration of transfer or exchange.

(v)                              The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes of a series during a period beginning at the opening of 15 Business Days before the day of any selection of Notes of such series for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi)                          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)                      The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile, .pdf attachment or otherwise electronically transmitted, in each case, with the original to follow by first class mail or delivery service.

(ix)                          Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

(x)                              The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

Section 2.08.            Replacement Notes.

(a)                               If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of the same series if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company or the Trustee may charge the Holder for their expenses in replacing a Note.  If, after the delivery of such replacement Note, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

(b)                              Subject to the provisions of the final sentence of the preceding paragraph, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.            Outstanding Notes.

(a)                               The Notes of a series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)                              If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c)                               If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)                             If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds as of 1:00 p.m.  New York Time, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of a series have concurred in any direction, waiver or consent, Notes of such series owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of such series that the Trustee knows are so owned shall be so disregarded.

Section 2.11.            Temporary Notes.

(a)                               Until certificates representing Notes of any series are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes of such series.  Temporary Notes of such series shall be substantially in the form of Definitive Notes of such series but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b)                              Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12.            Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act).

Section 2.13.            Defaulted Interest.

If the Company defaults in a payment of interest on the Notes of a series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Notes of such series on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes of such series and in Section 4.01.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note of such series and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver electronically (for Global Notes) or mail or cause to be mailed to Holders of Notes of such series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.            CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15.            Additional Interest.

If Additional Interest is payable by the Company pursuant to an applicable Registration Rights Agreement and paragraph 1 of the Notes of a series, no later than 15 days prior to the proposed payment date for such Additional Interest, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.16.            Issuance of Additional Notes.

(a)                               The Company shall be entitled, from time to time, without notice or the consent of the Holders, to issue Additional Notes of any series under this Indenture. Any such Additional Notes shall form a single series with the Initial Notes of such series and have the same terms as to status, redemption or otherwise as the applicable Initial Notes of such series; provided, however, if the Additional Notes are not fungible with the applicable series of Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a different CUSIP number than the Initial Notes of such series.

(b)                              With respect to any Additional Notes, the Company shall set forth in the related Authentication Order the following information:

(i)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii)                              the issue date and the CUSIP and/or ISIN number of such Additional Notes; and

(iii)                          whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

ARTICLE THREE
REDEMPTION AND PREPAYMENT

Section 3.01.            Notice to Trustee.

If the Company elects to redeem Notes of a series pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 5 days (unless the Trustee consents to a shorter period) before giving a notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes of such series to be redeemed and (iv) the redemption price, if then determined and otherwise the method of its determination.

Section 3.02.            Selection of Notes to Be Redeemed.

(a)                               If less than all of the Notes of a series are to be redeemed at any time, the Trustee shall select the Notes of such series to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate (subject to the procedures of DTC or any other Depositary and by maintaining the authorized denominations for the Notes), or, if the Notes of such series are listed on any securities exchange, by any other method that complies with the requirements of such exchange.  In the event of partial redemption by lot, the particular Notes of such series to be redeemed shall be selected prior to giving a notice of such redemption by the Trustee from the outstanding Notes of such series not previously called for redemption.

(b)                              The Trustee shall promptly notify the Company in writing of the Notes of the applicable series selected for redemption and, in the case of any Note of such series selected for partial redemption, the principal amount at maturity thereof to be redeemed.  No Notes of any series in amounts of $2,000 or less shall be redeemed in part.  The Trustee may select for redemption portions of the principal of Notes of any series that have denominations larger than $1,000.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that if all of a Holder’s Notes of a series are to be redeemed, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of a series called for redemption also apply to portions of Notes of such series called for redemption.

Section 3.03.            Notice of Redemption.

(a)                               At least 30 days but not more than 60 days before an optional redemption date, the Company shall deliver electronically (for Global Notes) or mail, by first class mail, a notice of optional redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of the Depositary and send a copy to the Trustee at the same time; provided that in connection with a defeasance or satisfaction and discharge in accordance with Article Eight or Eleven notice may be given more than 60 days prior to the redemption date.

The notice shall identify the Notes (including CUSIP or ISIN number(s)) to be redeemed and shall state:

(i)                                  the aggregate principal amount of such Notes to be redeemed;

(ii)                              the redemption date;

(iii)                          if any Note of a series is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)                          the name and address of the Paying Agent;

(v)                              that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)                          that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)                      the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)                  that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(b)                              At the Company’s request, the Trustee shall give the notice of optional redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  The notice, if delivered or mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04.            Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the applicable redemption price.  A notice of redemption may not be conditional.

Section 3.05.            Deposit of Redemption Price.

(a)                               Prior to 11:00 a.m. New York Time on the Business Day that is the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)                              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, whether or not such Notes are presented for payment.  If a Note (other than a Definitive Note) is redeemed on or after an interest record date but before the succeeding Interest Payment Date, interest shall be paid to the Holder in whose name such Note was registered at the close of business on such redemption date. If a Definitive Note is redeemed on or after an interest record date but before the succeeding Interest Payment Date, interest shall be paid to the Holder in whose name such Note was registered at the close of business on the interest record date and such interest shall not be included in the redemption price. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.            Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.  No Notes in denominations of $2,000 or less shall be redeemed in part.

Section 3.07.            Optional Redemption.

(a)                               At any time prior to December 15, 2019, the Company may, at its option, redeem the 2020 Notes, in whole or in part, at a redemption price equal to the Make-Whole Redemption Price, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to Section 3.05(b)).

(b)                              At any time on or after December 15, 2019, the Company may, at its option, redeem the 2020 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2020 Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to Section 3.05(b)).

(c)                               At any time prior to June 15, 2021, the Company may, at its option, redeem the 2021 Notes, in whole or in part, at a redemption price equal to the Make-Whole Redemption Price, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to Section 3.05(b)).

(d)                             At any time on or after June 15, 2021, the Company may, at its option, redeem the 2021 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2021 Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to Section 3.05(b)).

(e)                               At any time prior to August 15, 2024, the Company may, at its option, redeem the 2024 Notes, in whole or in part, at a redemption price equal to the Make-Whole Redemption Price, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to Section 3.05(b)).

(f)                                At any time on or after August 15, 2024, the Company may, at its option, redeem the 2024 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2024 Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date (subject to Section 3.05(b)).

(g)                              Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

Section 3.08.            Mandatory Redemption.

Except for the Special Mandatory Redemption pursuant to Section 3.10 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.            Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 3.10.            Special Mandatory Redemption.

(a)                               In the event that the Spin-Off Distribution is not consummated on or prior to January 31, 2015, the Company shall be required to redeem all of the Notes, upon ten Business Days prior written notice to the Trustee and the Holders given within five Business Days of January 31, 2015, at a redemption price for each series of Notes equal to 100% of the initial issue price applicable to such series of Notes, plus accrued and unpaid interest thereon to, but not including, the date of redemption (the “Mandatory Redemption Price”). Calculation or verification of the calculation of the Mandatory Redemption Price is not the responsibility of the Trustee and the Trustee may conclusively rely upon an Officers’ Certificate with respect thereto without investigation.

(b)                              The Company may, at its option, redeem the Notes in whole, but not in part, at the Mandatory Redemption Price if, prior to January 31, 2015, the Company determines in its sole discretion, that the Spin-Off Distribution will not occur on or prior to that date, upon five Business Days prior written notice to the Holders.

(c)                               Notice of mandatory redemption pursuant to this Section 3.10 (a) or (b) shall be delivered electronically (for Global Notes) or mailed, by first class mail, to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of the Depositary and shall state (i) the mandatory redemption date; (ii) the Mandatory Redemption Price; (iii) that on the mandatory redemption date, the Mandatory Redemption Price shall become due and payable; and (iv) that the Notes of each series shall cease to bear interest on and after the mandatory redemption date.

(d)                             Notice of any mandatory redemption shall be given by the Company or, at the Company’s request and upon provision of such notice information at least 5 days (unless the Trustee consents to a shorter period) prior to the date notice of mandatory redemption is to be given to the Holders, by the Trustee in the name and at the expense of the Company.

ARTICLE FOUR
COVENANTS

Section 4.01.            Payment of Notes.

(a)                               The Company shall pay or cause to be paid the principal of, premium, if any, and interest on each series of Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m.  New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on such series of Notes then due.  If any Interest Payment Date, Maturity Date, redemption date or other payment date falls on a day that is not a Business Day, the relevant payment will be made on the next Business Day with the same force and effect as if made on the relevant Interest Payment Date, Maturity Date, redemption date or other payment date.  No interest will accrue for the period from and after the applicable Interest Payment Date, Maturity Date, redemption date or other payment date, as the case may be.  The Company shall pay Additional Interest, if any, on the dates of its choosing in the amounts and in the manner set forth in the Registration Rights Agreement.

(b)                              The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, in respect of a series of Notes at the rate then in effect on the Notes of such series to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.            Maintenance of Office or Agency.

(a)                               The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations or surrenders may be made at the Corporate Trust Office of the Trustee; provided, however, no service of legal process may be made on the Company at the Corporate Trust Office or any other office of the Trustee.

(b)                              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture; provided, however, no service of legal process may be made on the Company at the Corporate Trust Office or any other office of the Trustee.

Section 4.03.            Reports.

(a)                               The Company shall furnish or file with the Trustee, within 15 days after it files the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(b)                              If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act and the Notes are subject to restrictions on transfer by Persons other than Affiliates of the Company under Rule 144, the Company will furnish to all Holders of the Notes and prospective purchasers of the Notes designated by the Holders of the Notes, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

(c)                               For purposes of this Section 4.03, the Company shall be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the Holders of Notes and prospective purchasers as required by this Section 4.03 if it has filed such reports or information with the Commission via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been posted on such website.

(d)                             Delivery by the Company of any such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed, in writing, otherwise.

Section 4.04.            Compliance Certificate.

(a)                               The Company shall deliver to the Trustee, on or before a date not more than 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2014), an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing

Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).  To the extent required under the TIA, each Guarantor shall also deliver to the Trustee an Officers’ Certificate meeting the requirement of this paragraph (a) with respect to such Guarantor.

(b)                              The Company shall, so long as any of the Notes are outstanding, notify the Trustee in writing on or before the thirtieth day after it has knowledge of the occurrence and continuance of any Default and on such day or promptly thereafter, deliver to the Trustee an Officers’ Certificate specifying such Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.            Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06.            Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.            Liens Securing Funded Debt.

The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any Property of the Company or any Restricted Subsidiary or upon the Capital Stock of any Restricted Subsidiary unless the Notes or the Guarantee, if any, of such Restricted Subsidiary, as applicable, (together with, if the Company shall so determine, any other Indebtedness or other obligation of the Company or such Restricted Subsidiary) are equally and ratably secured for so long as such Funded Debt shall be so secured; provided that if such Funded Debt or other obligation is expressly subordinated to the Notes or a related Guarantee, if any, the Lien securing such Funded

Debt or other obligation shall be subordinated and junior to the Lien securing such Notes or such Guarantee.

Notwithstanding the foregoing provisions, the Company or any Restricted Subsidiary may create, incur or assume Funded Debt secured by Liens which would otherwise be subject to the restrictions of this Section 4.07, if the aggregate principal amount of such Funded Debt and all other secured Funded Debt of the Company and any Restricted Subsidiary theretofore created, incurred or assumed pursuant to the exception in this sentence and outstanding at such time does not exceed 15% of the Adjusted Consolidated Net Tangible Assets of the Company.

Section 4.08.            Future Guarantees.

The Company shall cause each Restricted Subsidiary (other than a Guarantor) that guarantees Indebtedness of the Company under the Credit Agreement, within 90 days of such guarantee, to execute and deliver to the Trustee a supplement to this Indenture, substantially in the form of Exhibit D hereto, executed by such Restricted Subsidiary, under which such Restricted Subsidiary shall become a Guarantor of the Notes on the terms, and subject to the release and other provisions, set forth in Article Ten of this Indenture.

Section 4.09.            Offer to Repurchase Upon a Change of Control.

(a)                               If a Change of Control Triggering Event occurs with respect to a series of Notes, each Holder of Notes of such series will have the right to require that the Company purchase all or any part (in amounts of $1,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).  In the Change of Control Offer, the Company will offer to purchase all of the Notes of such series, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”).

(b)                              Not later than 30 days after the date upon which any Change of Control Triggering Event occurred with respect to a series of Notes or, at the Company’s option, prior to a Change of Control but after it is publicly announced, the Company must notify the Trustee in writing and give written notice of either such event to each Holder of Notes of such series, at such Holder’s address appearing in the security register or otherwise deliver notice in accordance with the Applicable Procedures (the “Change of Control Purchase Notice”).  The Change of Control Purchase Notice must state, among other things:

(1)                              that a Change of Control Triggering Event has occurred or is expected to occur and the date or expected date of such event;

(2)                              the circumstances and relevant facts regarding such Change of Control Triggering Event;

(3)                              the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed or otherwise delivered, or such later date as is necessary to comply with requirements under the Exchange Act;

provided that the Change of Control Purchase Date may not occur prior to the Change of Control Triggering Event and such notice may be contingent on the occurrence of the Change of Control Triggering Event;

(4)                              that any Note not tendered will continue to accrue interest;

(5)                              that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6)                              other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c)                               Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn at least one Business Day prior to the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes.  On the Change of Control Purchase Date, any such Note surrendered for purchase in accordance with the foregoing provisions and not withdrawn shall be accepted for payment by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the relevant Change of Control Purchase Date (or on the relevant record dates in the case of Definitive Notes) according to the terms and the provisions of Section 2.03.  If any Note accepted for payment in accordance with the provisions of this Section 4.09 shall not be paid as provided in Section 4.09(d), the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note.  Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date.  Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d)                             The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer and not validly withdrawn, (ii) not later than 1:00 p.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which have been so accepted for payment and (iii) not later than 1:00 p.m.  (New York time) on the Business Day following the Change of

Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered.  Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof.  The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.  For purposes of this Section 4.09, the Company shall choose a Paying Agent which shall not be the Company.

(e)                               A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1)                              the name of the Holder;

(2)                              the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3)                              the principal amount of the Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Company as to which such notice of withdrawal is being submitted;

(4)                              a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(5)                              the principal amount, if any, of such Note (which shall be $1,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

Notwithstanding anything herein to the contrary, in the case of Notes held in book-entry form, Notes must be tendered and/or withdrawn in accordance with Applicable Procedures.

(f)                                The Trustee and the Paying Agent shall return to the Company, upon its request, any cash that remains unclaimed for two years after a Change of Control Purchase Date together with interest or dividends, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Change of Control Purchase Price; and the Holder of such tendered and accepted Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) or send to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided, further however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) of this Section 4.09 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to Section 7.01(f)).

(g)                              The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of such conflict.

(h)                              Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) if notice of redemption for 100% of the aggregate principal amount of the outstanding Notes of the series in respect of which a Change of Control Triggering Event occurred has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(i)                                  In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes of the relevant series accept a Change of Control Offer and the Company purchases all of the Notes of such series held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described under this Section 4.09, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption.

Section 4.10.            Corporate Existence.

Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or comparable existence of the Company and each Restricted Subsidiary; provided that the Company is not required to preserve any the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

ARTICLE FIVE
SUCCESSORS

Section 5.01.            Consolidation, Merger and Sale of Assets.

(a)                               The Company will not consolidate or merge with or into any Person or sell, convey, lease or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1)                              the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Successor”), is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and the Successor assumes, by supplemental indenture, all the obligations of the Company under this Indenture; provided that unless the Successor is a corporation, a corporate co-issuer of the Notes will be added to this Indenture by such supplemental indenture;

(2)                              immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(3)                              the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such supplemental indenture, if required, complies with this Indenture.

(b)                              Except in transactions that will result in the release of the Guarantee of a Guarantor as provided in Section 10.04, each Guarantor will not consolidate or merge with or into (whether or not such Guarantor is the surviving Person) any other Person (other than the Company or any other Guarantor), unless:

(1)                              the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under this Indenture and the Notes pursuant to a supplemental indenture; and

(2)                              immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

(c)                               Upon satisfaction of the requirements in Section 5.01 (a) and (b) with respect to a merger, consolidation or sale or disposition of all or substantially all of the assets of the Company or a Guarantor, the predecessor Company or Guarantor, as the case may be, shall be released from its obligations under this Indenture and the successor Company or Guarantor, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from the obligation to pay the principal of and interest on the Notes.

(d)                             Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate of it incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction.

ARTICLE SIX
DEFAULTS AND REMEDIES

Section 6.01.            Events of Default.

An “Event of Default” will occur with respect to each series of Notes if:

(1)                              there shall be a default by the Company or any Guarantor in the payment of principal of or any premium on such series of Notes when due and payable at its Maturity;

(2)                              there shall be a default by the Company or any Guarantor in the payment of any installment of interest on such series of Notes when it becomes due and payable, and such default shall continue for a period of 30 days;

(3)                              there shall be a default on any other Indebtedness of the Company or any Guarantor and either:

(A)                          such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate; or

(B) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate;

provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness (or overdue portion thereof) is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of such series of Notes shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(4)                              there shall be a default by the Company in the performance or breach of the provisions of Article Five, or the Company shall have failed to make or consummate a Change of Control Offer in accordance with Section 4.09;

(5)                              there shall be a default in the performance, or breach of, any covenant or agreement of the Company or any Guarantor in this Indenture applicable to such series of Notes and, in each such case, failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of such series of Notes; provided, however, that the Company will have 90 days following such written notice to remedy or receive a waiver for any failure to comply with its obligations under this Indenture so long as the Company is attempting to remedy any such failure as promptly as reasonably practicable;

(6)                              any failure of a Guarantee by a Guarantor that is a Significant Subsidiary of such series of Notes to be in full force and effect, or the denial or disaffirmance by such entity thereof, in each case, except in accordance with Indenture;

(7)                              the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any Guarantor that is a Significant Subsidiary, in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company or any Guarantor that is a Significant Subsidiary, bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor that is a Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above unstayed and in effect for a period of 60 consecutive days; or

(8)                              (i) the commencement by the Company or any Guarantor that is a Significant Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company, to the entry of a decree or order for relief in respect of the Company or any Guarantor that is a Significant Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or (v) the making by the Company or any Guarantor that is a Significant Subsidiary, of a general assignment for the benefit of creditors, or the admission by the Company or any Guarantor that is a Significant Subsidiary, in writing in a public report or release or bondholder report, of its inability to pay its debts generally as they become due.

Section 6.02.            Acceleration.

(a)                               If an Event of Default (other than as specified in clause (7) or clause (8) of Section 6.01 with respect to the Company) shall occur with respect to any series of Notes and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding may declare all unpaid principal of, premium, if any, and accrued but unpaid interest on, all the Notes of such series then outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes).  Upon such a declaration, such principal, premium, if any, and interest shall become due and payable immediately.  If an Event of Default specified in clause (7) or clause (8) of Section 6.01 occurs with respect to the Company, then the principal of, any premium, if any, and interest on, all the Notes shall ipso facto be accelerated and become due and payable immediately, without any declaration or other act on the part of the

Trustee or any Holder of Notes.  Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.

(b)                              After an acceleration with respect to a series of Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series by written notice to the Company and the Trustee, on behalf of the Holders of Notes of such series, may rescind and annul such acceleration and its consequences if:

(1)                              the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes of such series then outstanding, the principal of, and premium, if any, on any Notes of such series then outstanding, in each case, which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes of such series and (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes of such series;

(2)                              the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)                              all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

(c)                               No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03.            Other Remedies.

(a)                               If an Event of Default occurs and is continuing with respect to a series of Notes, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture.

(b)                              The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note of such series in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.            Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of any series of Notes, by written notice to the Trustee and the Company, may on behalf of the Holders of all outstanding Notes of such series waive any existing Default or Event of Default with respect to such series under this Indenture and its consequences, except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note of such series (other than a default in payment that has become due solely because of an acceleration that has been rescinded), which may only be waived with the consent of each Holder of Notes affected or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note of such series affected by such modification or amendment.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.            Control by Majority.

Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series of Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee for such series of Notes or exercising any trust or power conferred on it.  However, the Trustee shall be under no obligation and may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such series or that may involve the Trustee in personal liability.

Section 6.06.            Limitation on Suits.

(a)                               No Holder of any of the Notes of any series has any right to pursue any remedy with respect to this Indenture unless (1) the Trustee shall have received written notice that an Event of Default has occurred and is continuing, (2) the Trustee shall have received a written request from Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series to pursue such remedy, (3) the Trustee shall have received indemnity from the Holders reasonably satisfactory to it against loss, liability or expense to pursue such remedy as Trustee under the Notes of such series and this Indenture, (4) the Trustee shall have failed to act for a period of 60 days after receipt of such written notice, request and such offer of security or indemnity, and (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes of such series.

(b)                              The limitations set forth in paragraph (a) of this Section 6.06 do not, however, apply to a suit instituted by a Holder of a Note of such series for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.07.            Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.            Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 occurs with respect to a series of Notes and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes of such series and to the extent lawful, interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.            Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of any series of Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes of such series to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes of such series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Notes of such series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.            Priorities.

(a)                               If the Trustee collects any money or other property pursuant to this Article Six in respect of a series of Notes, it shall pay out the money and other property in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to the payment of the amounts then due and unpaid upon such series of Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

(b)                              The Trustee may fix a record date and payment date for any payment to Holders of Notes of such series pursuant to this Section 6.10.

Section 6.11.            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes of a series.

ARTICLE SEVEN
TRUSTEE

Section 7.01.            Duties of Trustee.

(a)                               If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                              Except during the continuance of an Event of Default with respect to a series of Notes:

(i)                                  the duties of the Trustee shall be determined solely by the express provisions of this Indenture with respect to such series and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                              in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)                               The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)                              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                             Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                               No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, loss, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)                                Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture.  The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 7.02.            Certain Rights of Trustee.

(a)                               The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                              Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                               The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                             The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                               Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of a series of Notes unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.  In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits) for any action it takes or omits to take, even if the Trustee has been advised of the likelihood of such loss or damage.

(g)                              The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02, and such notice references the Notes.

(h)                              Subject to Section 7.01(b)(ii), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)                                  The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k)                              The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the

Guarantors, as applicable, and shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

(l)                                  The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other documents or agreements entered into in connection with the transactions contemplated hereby by the Company or any other party hereto.

Section 7.03.            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as described in the TIA while any Default exists, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.            Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.            Notice of Default.

If a Default or Event of Default occurs with respect to a series of Notes and is continuing and if it is actually known to the Trustee, the Trustee shall mail or otherwise deliver to Holders of such series of Notes a notice of the Default or Event of Default within 90 days after the Trustee gains knowledge of the Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice.  Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note of a series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of such series of Notes.

Section 7.06.            Reports by Trustee to Holders of the Notes.

(a)                               Within 60 days after each February 15 beginning with the February 15 following the date hereof, and for so long as Notes of a series remain outstanding, the Trustee shall mail or otherwise deliver to the Holders of such series of Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail or otherwise deliver all reports as required by TIA Section 313(c).

(b)                              A copy of each report at the time of its mailing or delivery to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07.            Compensation and Indemnity.

(a)                               The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or willful misconduct.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                              The Company shall indemnify the Trustee in its capacity against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)                               The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)                             To secure the Company’s payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee,

except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e)                               When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.            Replacement of Trustee.

(a)                               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                              The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Notes of a series may remove the Trustee by so notifying the Trustee with respect to such series of Notes and the Company in writing.  The Company may remove the Trustee if:

(i)                                  the Trustee fails to comply with Section 7.10;

(ii)                              the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                          a custodian or public officer takes charge of the Trustee or its property; or

(iv)                          the Trustee becomes incapable of acting.

(c)                               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes of a series may appoint a successor Trustee with respect to such series of Notes to replace the successor Trustee appointed by the Company.

(d)                             If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes of a series may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series of Notes.

(e)                               If the Trustee, after written request by any Holder who has been a Holder of a series of Notes for at least three months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series of Notes.

(f)                                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail or otherwise deliver a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.            Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10.            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).

Section 7.11.            Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT
DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.            Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.            Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02 with respect to a series of Notes, the Company and any Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations under this Indenture with respect to such series and all outstanding Notes of such series and all obligations of the Guarantors shall be deemed to have been discharged (and any security granted to secure such Notes shall be released) with respect to their obligations under this Indenture with respect to such series of Notes and the Guarantees of such series of Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).

For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series and any Guarantees thereof, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and shall be deemed discharged from the payment and performance of all other obligations under this Indenture with respect to such series of Notes, the Notes of such series and the Guarantees thereof (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                               the rights of Holders of outstanding Notes of such series to receive payments solely from Funds in Trust (as defined in Section 8.04 and as more fully set forth in such Section) in respect of the principal of, and any premium and interest on such Notes when such payments are due;

(b)                              subject to clause (a) of this Section 8.02, the Company’s obligations with respect to such Notes under Article Two and Section 4.02 concerning the issuance of temporary Notes, transfers and exchanges of the Notes, replacement of mutilated, destroyed, lost or stolen Notes, the maintenance of an office or agency where the Notes may be surrendered for transfer or exchange or presented for payment, and duties of Paying Agents;

(c)                               the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(d)                             this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.            Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to a series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08 and 4.09 with respect to the outstanding Notes of such series, and the Guarantees related to the Notes of such series shall be released pursuant to Section 10.04, on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes to the extent permitted by GAAP).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 with respect to such series, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to a series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through (6) or, with respect to any Guarantor that is a Significant Subsidiary, Sections 6.01(7) and (8), shall not constitute Events of Default with respect to such series.

Section 8.04.            Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes of a series:

(a)                               the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and any premium and interest on, the outstanding Notes of such series on each date on which such principal, and any premium and interest is due and payable or on any redemption date established pursuant to this Indenture;

(b)                              in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Company has received from or there has been published by, the Internal Revenue Service a ruling, or since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                               in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and Beneficial Owners of the outstanding Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                             no Default or Event of Default shall have occurred and be continuing with respect to such series on the date of such deposit (other than as a result of borrowing funds in connection with such defeasance or granting of Liens in connection therewith);

(e)                               such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement, other than this Indenture, or instrument to which the Company is a party or by which the Company is bound;

(f)                                the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(g)                              the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that the Company has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be.

Section 8.05.            Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)                               Subject to Section 8.06, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such series.

(c)                               Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.            Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note of a series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07.            Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Indenture and the relevant series of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.            Without Consent of Holders of Notes.

(a)                               Notwithstanding Section 9.02, the Company, the Guarantors, any other obligor under the Notes and the Trustee may modify, supplement or amend this Indenture or the Notes of any series without the consent of any Holder of a Note of such series:

(1)                              to cure any ambiguity, omission, defect or inconsistency, as evidenced in an Officers’ Certificate;

(2)                              to provide for the assumption of the obligations of the Company or any Guarantor pursuant to Article Five;

(3)                              to add to, change or eliminate any of the provisions of this Indenture; provided that any such addition, change or elimination shall become effective only after there are no such Notes entitled to the benefit of such provision outstanding;

(4)                              to establish the forms or terms of the Notes issued under this Indenture;

(5)                              to evidence the acceptance or appointment by a separate Trustee or successor Trustee with respect to the Notes of such series or otherwise;

(6)                              to reflect the addition or release of any Guarantor from its Guarantee of the Notes of such series, in the manner provided in this Indenture;

(7)                              to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)                              to provide for uncertificated Notes of such series in addition to certificated Notes of such series;

(9)                              to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes of such series as security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise;

(10)                      to comply with the rules of any applicable Depositary;

(11)                      to conform the text of this Indenture, the Notes of such series or the Guarantees to any provision of the “Description of Notes” section in the Offering Memorandum to the extent that such provision of the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes of such series or the Guarantees as evidenced in an Officers’ Certificate; or

(12)                      to make any change that would provide any additional benefit to the Holders of the Notes of such series or that does not adversely affect the rights of any Holder in any material respect.

(b)                              Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 12.04 and Section 9.06, the Trustee shall join with the Company and each Guarantor in the execution of any amended or supplemental Indenture authorized or permitted under this Section 9.01 and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.            With Consent of Holders of Notes.

(a)                               Except as provided below in this Section 9.02, the Company, the Guarantors, any other obligor under the Notes of a series and the Trustee may amend or supplement this Indenture or the Notes of such series with the consent of the Holders of at least a majority in aggregate principal amount of all Notes (taken together as a single class) then outstanding and affected by such amendment or supplement; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note of such series affected thereby:

(1)                              reduce the percentage of principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes of such series;

(2)                              reduce the rate or change the time for payment of interest, including default interest, if any, on the Notes of such series;

(3)                              reduce the principal amount of any Note of such series or change the Maturity Date of the Notes of such series;

(4)                              reduce the amount payable upon redemption of any Note of such series;

(5)                              waive any Event of Default in the payment of principal of, any premium or interest on, the Notes of such series (except a default in payment that has become due solely because of an acceleration that has been rescinded);

(6)                              make any Note of such series payable in money other than that stated in such Note;

(7)                              impair the right of Holders of Notes of such series to receive payment of the principal of and interest on Notes on the respective due dates therefor and to institute suit for the enforcement of any such payment; or

(8)                              make any change in the percentage of principal amount of Notes of such series necessary to waive compliance with certain provisions of this Indenture.

For the avoidance of doubt, none of the foregoing clauses (1) through (8) shall apply to any amendment of Section 4.09 or any definitions related thereto.

(b)                              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders of the relevant series of Notes on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

(c)                               Upon the request of the Company and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 and Section 12.04, the Trustee shall join with the Company and each Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d)                             It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e)                               After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or otherwise deliver to the Holders of Notes of the series affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.            Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note of a series is a continuing consent by the Holder of a Note of such series and every subsequent Holder of a Note of such series or portion of a Note of such series that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note of a series or subsequent Holder of a Note of a series may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.            Notation on or Exchange of Notes.

(a)                               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                              Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.            Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture or Note, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE TEN
GUARANTEES

Section 10.01.    Guarantee.

(a)                               Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note of each series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes of such series or the obligations of the Company hereunder or thereunder, that:  (i) the principal of, premium, if any, and interest on the Notes of such series will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes of such series, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary Obligations of the Company to the Holders or to the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes of such series or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                              The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes of any series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                               If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                             Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(e)                               In respect to its obligations under its Guarantee, each Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 4.06.

Section 10.02.    Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes of any series, each Holder of such series of Notes, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders of such series and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Ten, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  Until such time as the Notes of such series are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under Federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Ten.  Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to seek contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.03.    Execution and Delivery of Notation of Guarantee.

(a)                               To evidence its Guarantee set forth in Section 10.01, on the Issue Date, each Initial Guarantor hereby agrees that this Indenture shall be executed on behalf of such Initial Guarantor by an Officer of such Initial Guarantor.

(b)                              Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)                               If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes, the Guarantee shall be valid nevertheless.

(d)                             The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)                               Subsequent to the date of this Indenture, in the event a Restricted Subsidiary is required by Section 4.08 to guarantee the Company’s obligations under the Notes and this Indenture, the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture substantially in the form included in Exhibit D hereto in accordance with Section 4.08 and this Article Ten, to the extent applicable.

Section 10.04.    Releases of Guarantors.

(a)                               A Guarantor will be automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of any series of Notes:

(1)                              in connection with any sale or other disposition of (i) Capital Stock of such Guarantor such that after such sale or disposition the Guarantor is no longer a Subsidiary of the Company or (ii) all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation), in each case to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary;

(2)                              if the Guarantor ceases to provide a guarantee with respect to Indebtedness of the Company under the Credit Agreement;

(3)                              if such series of Notes are defeased or discharged in accordance with Article Eight or Article Eleven; or

(4)                              upon the liquidation or dissolution of such Guarantor.

(b)                              Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

ARTICLE ELEVEN
SATISFACTION AND DISCHARGE

Section 11.01.    Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise expressly provided for in this Article Eleven) as to all outstanding Notes of any series thereof issued under this Indenture when:

(a)                               either:

(1)                              all Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(2)                              all Notes of such series not theretofore delivered to the Trustee for cancellation (a) have become due and payable by reason of making of a notice of redemption or otherwise, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b)                              in the case of clause (a)(2) above, the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Securities, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such series of Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c)                               the Company or any Guarantor has paid or caused to be paid all other sums due and payable under this Indenture by the Company and any Guarantor with respect to such series of Notes;

(d)                             the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; and

(e)                               the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes of such series at Stated Maturity or the redemption date, as the case may be.

Section 11.02.    Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)                               Subject to Section 11.03, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)                              Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Securities held by it as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants or investment bank or appraisal firm expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

Section 11.03.    Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note of a series and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once in The New York Times or The Wall Street Journal (national edition) or send to each Holder entitled to such money, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE TWELVE
MISCELLANEOUS

Section 12.01.    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.02.    Notices.

(a)                               Any notice or communication by either of the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing in the English language and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

California Resources Corporation
10889 Wilshire Blvd.
Los Angeles, California 90025
Facsimile: (310) 443-6192
Attention: Chief Financial Officer

If to the Trustee:

Wells Fargo Bank, National Association
333 S. Grand Avenue, 5th Floor

Suite 5A

MAC: E2064-05A
Facsimile:  (213) 253-7598
Attention:  Corporate, Municipal and Escrow Solutions

(b)                              The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)                               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)                             Any notice or communication to a Holder shall be delivered electronically (for Global Notes) or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed or delivered to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)                               If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)                                If the Company mails or otherwise delivers a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(g)                              Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.03.    Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04.    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)                              an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05.    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of the TIA Section 314(e) and shall include:

(i)                                  a statement that the person making such certificate or opinion has read such covenant or condition;

(ii)                              a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)                          a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.    Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09.    Waiver of Jury Trial.

THE COMPANY, EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10.    Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the competent federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that a Related Proceeding has been brought in an inconvenient forum.

Section 12.11.    Trust Indenture Act Controls.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.12.    Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01 or 10.04.

Section 12.13.    Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14.    Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.15.    Acts of Holders.

(a)                               Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders of a series of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes of such series; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of such series signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.15.

(b)                              The fact and date of the execution by any Person of any such instrument or writing may be proved by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such notary or officer the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                               Notwithstanding anything to the contrary contained in this Section 12.15, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)                             If the Company shall solicit from the Holders of a series of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders of such series of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders of such series of Notes generally in connection therewith or the date of the most recent list of Holders of such series of Notes forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of such series of Notes at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of such series of Notes of the requisite proportion of the then outstanding Notes of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes of such series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)                               Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note of a series shall be conclusive and bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)                                Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note of a series may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g)                              For purposes of this Indenture, any action by the Holders of a series of Notes which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.16.    Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.17.    Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.18.    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.19.    U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COMPANY:

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer

INITIAL GUARANTORS:
CRC MARKETING, INC.
CALIFORNIA HEAVY OIL, INC.
		By:	/s/ William E. Albrecht
		Name:	William E. Albrecht
By:	/s/ Marshall D. Smith	Title:	President
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer

CRC SERVICES, LLC		ELK HILLS POWER LLC

By:	/s/ Marshall D. Smith	By:	/s/ Linda S. Peterson
Name:	Marshall D. Smith	Name:	Linda S. Peterson
Title:	Senior Executive Vice President and Chief Financial Officer	Title:	Vice President and Secretary

CALIFORNIA RESOURCES ELK HILLS, LLC		OXY LONG BEACH, INC.

By:	/s/ Marshall D. Smith	By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith	Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer	Title:	Senior Executive Vice President and Chief Financial Officer

OXY TIDELANDS, INC.		OXY WILMINGTON, LLC

By:	/s/ Marshall D. Smith	By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith	Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer	Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

SOCAL HOLDING, LLC		SOUTHERN SAN JOAQUIN PRODUCTION, INC.

By:	/s/ Marshall D. Smith	By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith	Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer	Title:	Senior Executive Vice President and Chief Financial Officer

THUMS LONG BEACH COMPANY		TIDELANDS OIL PRODUCTION COMPANY

By:	/s/ Marshall D. Smith	By: OXY TIDELANDS, INC., its managing partner
Name:	Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer	By:	/s/ Marshall D. Smith
		Name:	Marshall D. Smith
		Title:	Senior Executive Vice President and Chief Financial Officer

VINTAGE PETROLEUM, INC.		CALIFORNIA RESOURCES PRODUCTION CORPORATION

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith	By:	/s/ Marshall D. Smith
Title:	Senior Executive Vice President and Chief Financial Officer	Name:	Marshall D. Smith
		Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

A-1

CUSIP:
No.	Principal Amount: $

CALIFORNIA RESOURCES CORPORATION

[5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due 2024]

California Resources Corporation, a Delaware corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to, for value received, promises to pay to [              ], or its registered assigns, the principal sum of [ ] ($[ ]) UNITED STATES DOLLARS on [                           ]1.

Interest Payment Dates:  [       ] and [         ] of each year, commencing [       ], 2015.2

Regular Record Dates:  [       ] and [         ] of each year.3

1  2020 Notes: January 15, 2020

2021 Notes: September 15, 2021

2024 Notes: November 15, 2024

2  2020 Notes: January 15 and July 15, commencing July 15, 2015

  2021 Notes: March 15 and September 15, commencing March 15, 2015

  2024 Notes: May 15 and November 15, commencing May 15, 2015

3  2020 Notes: January 1 and July 1

  2021 Notes: March 1 and September 1

  2024 Notes: May 1 and November 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CALIFORNIA RESOURCES CORPORATION, a Delaware corporation

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the [5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due 2024] described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date:

[Reverse Side of Note]

CALIFORNIA RESOURCES CORPORATION

[5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due 2024]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            Interest.  The Company promises to pay interest on the unpaid principal amount of this Note at [           ]4 per annum [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated October 1, 2014† referred below].* The Company shall pay interest [and Additional Interest, if any,]* semi-annually in arrears on [[         ] and [        ]]5 of each year (each, an “Interest Payment Date”).  Interest shall accrue from the most recent date to which interest has been paid on this Note (or one or more Predecessor Notes) or, if no interest has been paid, from and including the date of original issuance of this Note; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [               ], 20156.† The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect on this Note to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest, if any,]* (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the [5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due

4  2020 Notes: 5%;

2021 Notes: 5½%

2024 Notes: 6%

5  2020 Notes: January 15 and July 15

2021 Notes: March 15 and September 15

2024 Notes: May 15 and November 15

6  2020 Notes: July 15

2021 Notes: March 15

2024 Notes: May 15

2024] in like principal amount were exchanged for Exchange Notes of the same series.  The Exchange Notes rank pari passu in right of payment with the Initial Notes.  For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement.]**

2.            Method of Payment.  The Company shall pay interest on this Note (except defaulted interest [and Additional Interest]* if any) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the [[              ] or [             ]]7 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  [The Company shall pay all Additional Interest, if any, on the dates of its choosing and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium, if any, and interest [(including Additional Interest, if any),]* at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest [(including Additional Interest, if any),]* may be made through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.            Indenture.  The Company issued this Note as one of a series of Notes issued under an Indenture dated as of October 1, 2014 (the “Indenture”) among the Company, the Initial Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The

7  2020 Notes: January 1 and July 1

2021 Notes: March 1 and September 1

2024 Notes: May 1 and November 1

† For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.

* Not to be included for Exchange Notes.

‡ For Additional Notes, insert the appropriate Interest Payment Date for those Additional Notes.

** For Exchange Notes

Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.

5.            Guarantees: Payments of the principal, premium, if any, and interest on the Notes, when and as the same becomes due and payable, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors. Reference is made to Article 10 of the Indenture for terms relating to the Guarantees, including the release, termination and discharge thereof. None of the Company or any Guarantor shall be required to make any notation on this Note to reflect any Guarantee or any such release, termination or discharge.

6.            Optional Redemption.  The Company may redeem the Notes during the time periods and at the redemption prices set forth in the Indenture.

7.            Mandatory Redemption.  Except for the Special Mandatory Redemption described in the next paragraph, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

As set forth in Section 3.10 of the Indenture, in the event that the Spin-Off Distribution is not consummated on or prior to January 31, 2015, the Company shall be required to redeem all of the Notes, upon ten Business Days prior written notice to the Trustee and the Holders given within five Business Days of January 31, 2015, at the Mandatory Redemption Price. The Company also may, at its option, redeem the Notes in whole, but not in part, at the Mandatory Redemption Price if, prior to January 31, 2015, the Company determines in its sole discretion, that the Spin-Off Distribution will not occur on or prior to that date, upon five Business Days prior written notice to the Holders.

8.            Repurchase at Option of Holders.

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes may require the Company to purchase such Notes in whole or in part in amounts of $1,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

9.            Selection and Notice of Redemption.  If less than all of the Notes of a series are to be redeemed at any time, the Trustee shall select the Notes of such series to be redeemed on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate (subject to the procedures of DTC or any other Depositary and by maintaining the authorized denominations for the Notes), or, if the Notes are listed on any securities exchange, by any other method that complies with the requirements of such exchange.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected prior to giving notice of such redemption by the Trustee from the outstanding Notes of such series not previously called for redemption.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest [and Additional Interest, if any,]* shall cease to accrue on Notes or portions of them called for redemption.

10.         Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes or other governmental charges required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption.  Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

11.         Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

12.         Amendment, Supplement and Waiver.  The Indenture, the Notes and the Guarantees may be amended or supplemented only as provided in the Indenture.

13.         Defaults.  In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing with respect the Notes, the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued but unpaid interest on all the Notes then outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of not less than a majority in aggregate principal amount of Notes of any series outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any existing Default or Event of Default with respect to such Notes and its consequences under the Indenture except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any such Note (other than a default in payment that has become due solely because of an acceleration that has been rescinded), which may only be waived with the consent of each Holder of such Notes or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

14.         Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.         No Recourse Against Others.  No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company, Guarantors or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or Guarantors under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

16.         Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.         [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of October 1, 2014‡, among the Company, the Guarantors and the parties named on the signature pages thereof.]*

18.         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.         Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

California Resources Corporation
10889 Wilshire Blvd.
Los Angeles, California 90025
Facsimile: (310) 443-6192
Attention: Chief Financial Officer

* Not to be included for Exchange Notes.

‡ For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this ______________________________________________________________

Note to:___________________________________________________________________________________

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                             to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:_____________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Signature Guarantee*: _____________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the box below:

☐  Section 4.09

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:_____________

Your Signature:
(Sign exactly as your name appears
on the face of this Note)

Tax Identification No.:___________________

Signature Guarantee*: _________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Custodian

* Include for Global Notes only.

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER

California Resources Corporation
10889 Wilshire Blvd.
Los Angeles, California 90025
Facsimile: (310) 443-6192
Attention: Chief Financial Officer

Wells Fargo Bank, National Association
[          ]

Re:         [5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due 2024]

Reference is hereby made to the Indenture, dated as of October 1, 2014 (the “Indenture”) among California Resources Corporation, a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in a 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was

B-1-1

outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐  Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

B-1-2

(b) ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*: __________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-1-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐  (A)     a beneficial interest in the:

(i) 144A Global Note (CUSIP                      ); or

(ii) Regulation S Global Note (CUSIP                      ); or

☐  (B)     a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

☐   (A)     a beneficial interest in the:

(iv) 144A Global Note (CUSIP                      ); or

(v) Regulation S Global Note (CUSIP                      ); or

(vi) Unrestricted Global Note (CUSIP                      ); or

☐  ¨ (B)     a Restricted Definitive Note; or

☐   (C)     an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

B-1-4

EXHIBIT B-2

FORM OF INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

[Date]

California Resources Corporation
10889 Wilshire Blvd.
Los Angeles, California 90025
Facsimile: (310) 443-6192
Attention: Chief Financial Officer

Wells Fargo Bank, National Association
[          ]

Re:       [5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due 2024]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $             principal amount of the [5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due 2024] (the “Securities”) of California Resources Corporation, a Delaware Corporation (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business.  We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.  We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing

B-2-1

Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-2-2

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

California Resources Corporation
10889 Wilshire Blvd.
Los Angeles, California 90025
Facsimile: (310) 443-6192
Attention: Chief Financial Officer

Wells Fargo Bank, National Association
[          ]

Re:       [5% Senior Notes due 2020] / [5½% Senior Notes due 2021] / [6% Senior Notes due 2024]

Reference is hereby made to the Indenture, dated as of October 1, 2014 (the “Indenture”), among California Resources Corporation, a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $               in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐144A Global Note, ☐ Regulation S Global Note, with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT D

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of                     , among California Resources Corporation  (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of October 1, 2014, providing for the issuance of [5% / 5½% / 6]% Senior Notes due [2020 / 2021 / 2024] (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Guarantee.  Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article Ten of the Indenture, such Article Ten being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that the New Guarantor can be released from its Guarantee to the same extent as any other Guarantor under the Indenture.

(3) GOVERNING LAW.  THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts.  The parties may sign any number of copies of this Guarantor Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

CALIFORNIA RESOURCES CORPORATION, a Delaware corporation

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: